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                                                                   EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Winston Hotels, Inc. on Form S-8 of our report dated January 11, 1998, on our audits of the consolidated financial statements and financial statement schedule of Winston Hotels, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, 1996 and 1995 which report is included in Winston Hotels, Inc.'s 1997 Annual Report on Form 10-K. We also consent to the incorporation by reference in this registration statement of our report dated February 6, 1998, on our audits of the financial statements of Winston Hospitality, Inc. as of October 31, 1997 and December 31, 1996 and for the 10 months ended October 31, 1997 and the years ended December 31, 1996 and 1995 which report is included in Winston Hotels, Inc.'s 1997 Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers LLP

Raleigh, North Carolina
July 29, 1998